CUSIP NUMBER 64051T100	13G	Page 31 of 33 Pages

Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 12, 2014

Draper Fisher Jurvetson Growth Fund 2006, L.P.
By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Director

Draper Fisher Jurvetson Growth Fund 2006 Partners, L.P.
By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Director

DFJ Growth Fund 2006, Ltd.
By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Director

Draper Fisher Jurvetson Partners Growth Fund 2006, LLC
By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Authorized Member

CUSIP NUMBER 64051T100	13G	Page 32 of 33 Pages

Draper Fisher Jurvetson Fund IX, L.P.
By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Managing Director

Draper Fisher Jurvetson Fund IX Partners, L.P.
By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Managing Director

DFJ Fund IX, Ltd.
By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Managing Director

Draper Fisher Jurvetson Partners IX, LLC
By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Managing Member

Draper Associates, L.P. By: Draper Associates, Inc. (General Partner)
By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	President

CUSIP NUMBER 64051T100	13G	Page 33 of 33 Pages

Draper Associates, Inc.
By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	President

Draper Associates Riskmasters Fund II, LLC
By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

/s/ Timothy Draper
Timothy Draper

/s/ John H. N. Fisher
John H. N. Fisher

/s/ Stephen T. Jurvetson
Stephen T. Jurvetson

/s/ Barry M. Schuler
Barry M. Schuler

/s/ Mark W. Bailey
Mark W. Bailey

/s/ Randy Glein
Randy Glein